<Page E-3>
                                                     Exhibit 12.1

               WALDEN RESIDENTIAL PROPERTIES, INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED
           FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                      (Dollars in thousands)

                                                        Three Months Ended
                                                             March 31,
                                                        ------------------
                                                     1997                1996
                                                     ----                ----
Income before extraordinary item. . . . . . . . .  $ 6,735             $ 3,520
Add:
  Interest on indebtedness. . . . . . . . . . . .    4,877               4,922
  Amortization. . . . . . . . . . . . . . . . . .      211                 175
                                                   -------             -------
     Earnings . . . . . . . . . . . . . . . . . .  $11,823             $ 8,617
                                                   =======             =======
Fixed charges and preferred stock dividends:
  Interest on indebtedness. . . . . . . . . . . .  $ 4,877             $ 4,922
  Amortization. . . . . . . . . . . . . . . . . .      211                 175
                                                   -------             -------
     Fixed charges. . . . . . . . . . . . . . . .    5,088               5,097
  Add:
     Preferred stock dividends (1). . . . . . . .    3,717                 471
                                                   -------             -------
       Combined fixed charges and preferred
         stock dividends. . . . . . . . . . . . .  $ 8,805             $ 5,568
                                                   =======             =======

Ratio of earnings to fixed charges. . . . . . . .    2.32x               1.69x

Ratio of earnings to fixed charges and
  preferred stock dividends . . . . . . . . . . .    1.34x               1.55x



(1) Includes preferred stock dividends on convertible equity securities and convertible and perpetual (senior) preferred stock.